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                                                                   EXHIBIT 10.41





                           CONTINGENT PROMISSORY NOTE

                               New York, New York
$375,000.00                                                     December 6, 1999

         IN CONSIDERATION OF the profit participations granted herein, if, and when, the Tranche A Condition and/or the Tranche B Condition (each, as defined below) shall have been satisfied, Marketvision, Inc., a Colorado corporation with its chief executive office and principal place of business at 10065 East Harvard, Suite 750, Denver, Colorado 80231 ("Maker") promises to pay to S. Dianne Thompson, a resident of the State of Colorado, at her legal address at 10065 East Harvard, Suite 750, Denver, Colorado 80231 ("Payee") (or such other place as Payee may hereafter designate in writing), in immediately available funds and in lawful money of the United States of America, the maximum aggregate principal sum of (i) One Hundred Eighty-Seven Thousand Five Hundred and No/100 Dollars ($187,500.00) (the "Tranche -A Payment") and/or (ii) One Hundred Eighty-Seven Thousand Five Hundred and No/100 Dollars ($187,500.00) (the "Tranche B Payment"), together with interest thereon as more fully set forth herein, and subject to the terms and conditions more fully set forth herein.

1. DEFINITIONS. As used in this Note, the following terms shall have the respective meanings indicated:

         "Auditors" means Maker's regular outside independent accounting and auditing firm.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "Business Plan" means that certain business plan attached hereto as Exhibit A.

         "Ceiling Rate" means, on any day, the maximum non-usurious rate of interest permitted for that day by whichever of applicable federal or state laws permits the higher interest rate, stated as a rate per annum.

         "Default" shall have the meaning set forth in Paragraph 6.

         "Marketvision" means Marketvision, Inc., a Colorado corporation.

         "Obligations" means the obligations of Maker evidenced by this Note.

         "Past Due Rate" means, on any day, a rate per annum equal to the Stated Rate plus two percent (2%) per annum.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "Representatives" means, collectively, each and every trustee, agent or other Person acting on behalf of any Senior Creditor with respect to any Senior Obligation or any security therefor.

         "Senior Creditors" means, collectively, at any time: (a) Toronto Dominion (Texas), Inc., (b) any member of a syndicate of commercial banks that has outstanding loans to the Holdings or any of its direct or indirect subsidiaries, and (c) any other then holder of a Senior Obligation (other than a Representative).



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         "Senior Credit Agreement" means, collectively, (i) that certain Credit
Agreement dated as of May 25, 1999, among Holdings, certain subsidiaries of the Holdings, including Maker, certain financial institutions from time to time party thereto and Toronto Dominion (Texas), Inc., as Agent and (ii) that certain Credit Agreement dated as of May 25, 1999, among the Holdings, certain subsidiaries of the Holdings, including Maker, Onex ClientLogic Finance LLC, as Lender and Toronto Dominion (Texas), Inc., as Agent, as each of the foregoing may be amended, restated, supplemented, modified or waived from time to time.

         "Senior Debt Documents" means, collectively, (i) the Senior Credit Agreement and (ii) any other document guaranteeing or securing any Senior Obligation or pursuant to which any indebtedness, obligation or liability constituting a Senior Obligation is made or provided for.

         "Senior Notes" means the promissory notes of the Holdings outstanding from time to time under either Senior Credit Agreement and any other outstanding note issued from time to time by, under, with respect to, or as evidence of any Senior Obligation.

         "Senior Obligations" means, collectively: (a) all principal of, and premium, if any, and interest on, the Senior Notes issued pursuant to the Senior Credit Agreement and the indebtedness evidenced thereby, (b) all other indebtedness, obligations and liabilities of Maker to any Senior Creditor or any other Representative from time to time under or with respect to any Senior Credit Document (including, without limitation, all fees, costs and expenses payable by the Holdings or any guarantor thereunder), (c) all other indebtedness, obligations and liabilities, whether now existing or hereafter incurred or created, of the Holdings or any guarantor to any Senior Creditor or any other Representative for or with respect to borrowed money of the Holdings, any guarantor or any other direct or indirect subsidiary of the Holdings (including, without limitation, any fees and expenses associated therewith), (d) any amounts payable by Maker under or in respect of any interest rate exchange agreement, interest rate swap agreement or other similar agreement entered into in respect of all or any portion of the Senior Obligations referred to in clause
(a) or (c) above, and (e) any refunding, refinancing, extension or increase of any of the foregoing; including, without limitation, in each of the foregoing cases, any interest accruing on any such indebtedness, liability or other obligation at the legal rate after the commencement of any bankruptcy proceeding and any additional interest that would have accrued thereon but for the commencement of such bankruptcy proceeding, regardless of whether such interest is collectible from the bankrupt Person.

         "Specified Courts" shall have the meaning set forth in Paragraph 10.

         "Stated Rate" means 8.30%.

         "Tranche A Condition" means the confirmation to Maker by the Auditors that Marketvision has achieved in full the revenue goals for the fiscal year ended December 31, 2000, as more fully set forth in the Business Plan.

         "Tranche A Payment" has the meaning set forth in the Preamble of this Note.

         "Tranche B Condition" means the confirmation to Maker by the Auditors that Marketvision has achieved in full the revenue goals for the fiscal year ended December 31, 2001, as set forth in the Business Plan.

         "Tranche B Payment" has the meaning set forth in the Preamble of this Note.




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2. COMPUTATION OF INTEREST. Interest on the amount payable under this Note, if any, shall be computed on such amount from and including the date such amount is due (the date the Tranche A Condition or Tranche B Condition, as applicable, is satisfied) through but excluding the date of payment in full of such amount. Any such interest shall be computed for the actual number of days elapsed in a year consisting of 365 or 366 days, as applicable.

3. TRANCHE A PAYMENT.

     (a) Upon satisfaction of the Tranche A Condition, the Tranche A Payment shall be due and payable in three (3) equal, consecutive annual installments, commencing upon the earlier to occur of (i) the delivery by Maker to Payee of the report prepared by the Auditors in connection with their audit of Maker's financial statements for the fiscal year ended December 31, 2000 or (ii) April 15, 2001. Interest on the Tranche A Payment shall be due and payable (at the Stated Rate) quarterly in arrears, on the first Business Day of such quarter, commencing with quarter following the first payment of the Tranche A Payment hereunder.

     (b) All payments made pursuant to this Section 3 shall be made in cash.

     (c) If any portion of the Tranche A Payment shall become due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest on this Note.

     (d) If the Tranche A Condition is not satisfied on or before the time period specified in Section 3(a) above, then Maker's obligation to make the Tranche A Payment shall be null and void, Maker shall have no further obligation in respect of the Tranche A Payment and the Tranche A Payment shall be cancelled in full.

4. TRANCHE B PAYMENT.

     (a) Upon satisfaction of the Tranche B Condition, the Tranche B Payment shall be due and payable in full upon the earlier to occur of (i) the delivery by Maker to Payee of the report prepared by the Auditors in connection with their audit of Maker's financial statements for the fiscal year ended December 31, 2001 or (ii) April 15, 2002. So long as no Default has occurred and is continuing with respect to the Tranche B Payment, such payment shall not bear interest.

     (b) All payments made pursuant to this Section 4 shall be made in cash.

     (c) If any portion of the Tranche B Payment shall become due on a day other than a Business Day, such payment may be made on the next succeeding Business Day.

     (d) If the Tranche B Condition is not satisfied on or before the time period specified in Section 4(a) above, then Maker's obligation to make the Tranche B Payment shall be null and void, Maker shall have no further obligation in respect of the Tranche B Payment and the Tranche B Payment shall be cancelled in full.

5. NO USURY INTENDED; SPREADING. Notwithstanding any provision to the contrary contained in this Note, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of any payments made under this Note and (ii) the aggregate of any other amounts accrued or paid pursuant to this Note, which under applicable laws are or may be deemed to constitute interest upon the Obligations evidenced by this Note from the date hereof, ever exceed the Ceiling Rate. In this connection,





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Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this Note shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. Maker or other parties now or hereafter becoming liable for payment of the Obligations evidenced by this Note shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on this Note during its full term produces a rate which exceeds the Ceiling Rate, Payee shall credit against the principal of this Note (or, if such Obligations shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this Note to produce a rate equal to the Ceiling Rate. All sums paid or agreed to be paid to Payee for the use, forbearance or detention of the Obligations evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Note, so that the interest rate is uniform throughout the full term of this Note. The provisions of this Section 5 shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and each Payee.

6. DEFAULT. If any portion of this Note is not paid when due, whether by lapse of time or acceleration or otherwise, within five (5) calendar days after Payee has given Maker written notice thereof (a "Default"), then Payee may, at her option, exercise any or all rights, powers and remedies afforded hereunder and by law, including the right to declare the unpaid balance of this Note and accrued interest thereon, if applicable, at once mature and payable and such overdue obligation shall bear interest at the Past Due Rate from and after the date the cure period expires until such amount is paid.

7. NO WAIVER BY PAYEE. No delay or omission of Payee to exercise any power, right or remedy accruing to Payee shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy. Payee's right to accelerate this Note for any late payment or Maker's failure to timely fulfill its other obligations hereunder shall not be waived or deemed waived by Payee by Payee's having accepted a late payment or late payments in the past or Payee otherwise not accelerating this Note or exercising other remedies for Maker's failure to timely perform its obligations hereunder. Payee shall not be obligated or be deemed obligated to notify Maker that she is requiring Maker to strictly comply with the terms and provisions of this Note before accelerating this Note and exercising her other remedies hereunder because of Maker's failure to timely perform its obligations under this Note.

8. COSTS AND ATTORNEY'S FEES. If any party hereto retains an attorney in connection with any default or the collection, enforcement or defense of this
Note in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, then the non-prevailing party agrees to pay to the prevailing party, all reasonable costs and expenses incurred by the prevailing party in trying to collect this Note or in any such suit or proceeding, including reasonable attorney's fees. Any amount to be paid under this Section by Maker to Payee shall be a demand obligation owing by Maker to Payee and shall bear interest from the date of expenditure until paid at the Past Due Rate. If any amounts shall be owing to Maker by Payee under this Section, then Maker shall have the right, but not the obligation, to offset such amounts against any payments made or due under this Note.

9. SECTION HEADINGS. Section headings appearing in this Note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this Note.

10. VENUE; CHOICE OF LAW. THIS NOTE IS PERFORMABLE IN NEW YORK, NEW YORK, WHICH SHALL BE A PROPER PLACE OF VENUE FOR SUIT ON OR IN RESPECT OF THIS NOTE. MAKER AND PAYEE HEREBY IRREVOCABLY AGREE THAT ANY LEGAL PROCEEDING IN RESPECT OF THIS NOTE MAY BE BROUGHT IN THE STATE COURTS OF




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NEW YORK, NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN
DISTRICT OF NEW YORK (COLLECTIVELY, THE "SPECIFIED COURTS"). MAKER AND PAYEE HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK. MAKER AND PAYEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE BROUGHT IN ANY SPECIFIED COURT, AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIMS THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF MAKER AND PAYEE IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE SPECIFIED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO MAKER OR PAYEE, AS APPLICABLE. MAKER AND PAYEE AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

11. WAIVER OF JURY TRIAL. EACH MAKER AND PAYEE WAIVE ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS NOTE, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS.

12. SUCCESSORS AND ASSIGNS. This Note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and permitted assigns of Maker and Payee.

13. SEVERABILITY. If any provision of this Note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Note shall not be affected thereby, and this Note shall be liberally construed so as to carry out the intent of the parties to it.

14. ASSIGNMENT. Payee shall not have the right to assign this Note. Maker may assign its obligations under this Note to any of its wholly-owned subsidiaries or to any third party that purchases all or substantially all of the assets or capital stock of Marketvision, by merger, consolidation or otherwise; provided that simultaneously therewith, Maker shall give Payee written notice of such assignment.

15. NOTICES. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering it against receipt for it, by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties as reflected in the first paragraph to this Note. Maker's address for notice may be changed at any time and from time to time, but only advance written notice to Payee and shall be the most recent such address furnished in writing by Maker to Payee. Payee's address for notice may be changed at any time and from time to time, but only after ten (10) calendar days advance written notice to Maker and shall be the most recent such address furnished in writing by Payee to Maker. Actual notice, however and from whomever given or received, shall always be effective when received.



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16. SUBORDINATION. This Note is subordinate in all rights to the Senior
Obligations of Maker but no provision of this Note shall impair, as between Maker and the holder hereof, the obligation of Maker, which is unconditional and absolute, to pay the principal of, and accrued and unpaid interest on, this Note in accordance with its terms, nor is any provision hereof intended to or shall affect the relative rights of the holder of this Note to other creditors of Maker other than the Senior Creditors, nor shall anything herein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default hereunder in accordance with the terms hereof subject to the rights hereunder of the Senior Creditors; provided, however, that the principal balance due under this Note may not be accelerated if said acceleration will cause a default under any of Maker's obligations to the holders of any Senior Obligation.

17. ENTIRE AGREEMENT. THIS NOTE EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN PAYEE AND MAKER WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR CONFLICTING OR INCONSISTENT AGREEMENTS, CONSENTS AND UNDERSTANDINGS RELATING TO SUCH SUBJECT MATTER. MAKER AND PAYEE ACKNOWLEDGE AND AGREE THAT THERE IS NO ORAL AGREEMENT BETWEEN MAKER AND ANY PAYEE WHICH HAS NOT BEEN INCORPORATED IN THIS NOTE.

                            [SIGNATURE PAGE FOLLOWS]



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                  IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

                                         MAKER:

                                         MARKETVISION, INC.



                                         By: /s/ THOMAS O. HARBISON
                                            ------------------------------------
                                            Name: Thomas O. Harbison
                                            Title: Chairman




                                SIGNATURE PAGE TO
                                 PROMISSORY NOTE